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                                                                    EXHIBIT 6(a)

                                CONTRACT SUMMARY

                                     BETWEEN

                     LE CENTRE DE SANTE DE LA BASE COTE-NORD

                                       AND

               MOBITECHVISIO, AUTHORIZED DISTRIBUTOR OF TANDBERG,
                           710, RUE BOUVIER SUITE 103

                                 QUEBEC, CANADA


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EQUIPMENTS

BLANC-SABLON

     - Vision 800                                                  $14,990
     - Monitor 48" SONY                                            $ 4,000
     - Stand                                                       $   875
     - Mixer                                                       $ 1,490
     - 4 microphones                                               $ 1,200
     - ELMO EV-400 Camera                                          $ 4,590
     - PC/SVGA Converter                                           $ 2,650
     - RNIS Adapter                                                $   820
                                                             Total:$30,615
                                        Final Price:               $27,553

ST-AUGUSTIN/LA TABATIERE/CHEVERY

TRAINING & MEETING ROOM
    Vision 800                                                                           $   14,990
    Monitor 33"                                                                          $    2,330
    RNIS Adapter                                                                         $      820


EXAM ROOM
    Camera Sony with infrared control and tripod                                         $    2,475
    Stand with wheels                                                                    $      875
    Monitor 14"                                                                          $      495
    Microphone                                                                           $      350
    Video amplifier                                                                      $      396
    Video mixer (medical equipment)                                                      $      360
    Back Up Monitor 9" Sony                                                              $      560
                                                                                  Total: $ 5,511/ea
                                                                            Final Price: $21,285/ea

OTHER SITES(6)
    Vision 800
    Monitor 27" with stand
    RNIS Adaptor
                                                                                 Total   $16,810/ch

EQUIPMENT TOTAL
    Blanc-Sablon                                                                         $   27,533
    St- Augustin/La Tabatiere/Chevery                                                    $   63,855
    Other sites(6)                                                                       $  100,860
                                                                            GRAND TOTAL: $  192,268

PERIPHERAL EQUIPMENT
    Cardiac Monitor                                                                      $   33,000


INSTALLATION, MATERIALS & TRAINING
    Blanc-Sablon                                                                         $    1,425
    St-Augustin/La Tabatiere/Chevery                                                     $ 1,875/ea
    Other Sites(6)                                                                       $   950/ea
                                                                 TOTAL OF INSTALLATIONS: $   12,750



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-       All parts for installation will be provided by the supplier.

- Transportation and travel and living expenses for the technician between installation sites will be paid for by the client.

- The supplier will assume responsibility for travel by the technician between Quebec and Blanc-Sablon.

- Training will be provide on site in two phases - technical and practical.

TRANSPORTATION OF EQUIPMENT

The supplier will assume full responsibility for the transportation of the equipment.

All equipment will be FOB destination.

                                                                  TOTAL: $ 3,500

MAINTENANCE AND WARRANTY

-       System warranty is one year and includes parts and on-site labor.

-       Telephone Support response time - 2 hours.

-       Replacement parts and technical on-site support - 48 hours.

-       Technical support - regular office hours (8:00 am to 5:00 pm).

-       Technical support evening and weekends as required at no charge.

SERVICE CONTRACT

Terms of the service contract are as follows:

-       System maintenance.

-       Defective parts replacement and related labour.

-       Telephone Support response time - 2 hours.

-       Replacement parts and technical on-site support - 48 hours.

-       Technical support - regular office hours (8:00 am to 5:00 pm).

-       Technical support evening and weekends as required at no charge.

- Service contract will come in effect at the end of the first year warranty.

Cost per system: $ 1,350                               Total Cost: $ 13,500/year


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DELIVERY & INSTALLATION

Delivery six (6) weeks after receipt of order.  Installation two (2) weeks.


SUMMARY

Equipment and Maintenance                 $265,768

Installation and Training                 $ 12,750

Transportation of Equipment               $  3,500

GRAND TOTAL                               $282,018

Note: Taxes extra.